Dean Investment Associates, LLC and

Dean Financial Services, LLC

Code of Ethics and

Insider Trading Policy

July 1, 2021

Table of Contents

Statement of General Policy	3
Definitions	4
Standards of Business Conduct	6
Protecting the Confidentiality of Client Information	7
Prohibition Against Insider Trading	8
Preclearance	9
Personal Securities Transactions	10
Compliance Procedures	11
Personal Securities Trading Limitations	12
Interested Transactions	13
Approval of Outside Business Activities	13
Gifts and Entertainment	14
Reporting Violations and Sanctions	15
Provision of the Code Upon Request	15
Records	15
Acknowledgement	16

Statement of General Policy

This Code of Ethics ("Code") has been adopted by Dean Investment Associates, LLC and Dean Financial Services, LLC and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act").

This Code establishes rules of conduct for all employees of Dean Investment Associates, LLC and Dean Financial Services, LLC and is designed to, among other things; govern personal securities trading activities in the accounts of employees, their immediate family/household accounts and accounts in which an employee has a beneficial interest. The Code is based upon the principle that Dean Investment Associates, LLC and Dean Financial Services, LLC and its employees owe a fiduciary duty to Dean Investment Associates, LLC and Dean Financial Services, LLC's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the Firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure, and requires, that the supervised persons of Dean Investment Associates, LLC and Dean Financial Services, LLC continue to act in a fair, lawful and ethical manner and in accordance with all applicable Federal Securities Laws. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct, as well as violations of applicable Federal Securities Laws.

Pursuant to Section 206 of the Advisers Act, both Dean Investment Associates, LLC and Dean Financial Services, LLC and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that Dean Investment Associates, LLC and Dean Financial Services, LLC have an affirmative duty of good faith to act in the best interest of its clients, as well as in compliance with applicable Federal Securities Laws.

Dean Investment Associates, LLC and Dean Financial Services, LLC and its employees are subject to the following specific fiduciary obligations when dealing with clients:

•	the duty to have a reasonable, independent basis for the investment adviceprovided;
•	the duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;
•	the duty to ensure that investment advice is suitable to meeting the client’sindividual objectives, needs and circumstances; and
•	a duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, Dean Investment Associates, LLC and Dean Financial Services, LLC expects every employee to demonstrate ethical conduct for continued employment with Dean Investment Associates, LLC and Dean Financial Services, LLC. Compliance with the provisions of the Code and the Federal Securities Laws, as applicable, shall be considered a basic condition of employment with Dean Investment Associates, LLC and Dean Financial Services, LLC.

Employees are urged to seek the advice of the CCO for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, up to and including termination of employment with Dean Investment Associates, LLC and Dean Financial Services, LLC.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of Dean Investment Associates, LLC and Dean Financial Services, LLC in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO. The CCO may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients shall not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

Recognizing the importance of maintaining the Firm's reputation and consistent with our fundamental principles of honesty, integrity and professionalism, the Firm requires that a supervised person advise the CCO immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or legal proceeding of any kind. To the extent permissible by law and applicable regulations, Dean Investment Associates, LLC and Dean Financial Services, LLC shall endeavor to maintain such information on a confidential basis.

The CCO shall periodically report to senior management and/or the board of directors of Dean Investment Associates, LLC and Dean Financial Services, LLC to document compliance with this Code.

Definitions

For the purposes of this Code, the following definitions shall apply:

•	"1933 Act" means the Securities Act of 1933, as amended.
•	"1934 Act" means the Securities Exchange Act of 1934, as amended.
•	"Access person" means any supervised person who: has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable fund the Firm or its control affiliates manage or has access to such recommendations; or is involved in making securities recommendations to clients that are nonpublic.
•	"Account" or "covered account" means accounts of any supervised person of the Firm deemed to be an access person and includes accounts of such access person's immediate family (e.g., a spouse or domestic partner, the spouse's or domestic partner's children residing in the same household, or to whom the access person, spouse or domestic partner contributes substantial support), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the access person has a beneficial interest, exercises investment discretion, controls, or could reasonably be expected to be able to exercise influence or control.
•	"Advisers Act" means the Investment Advisers Act of 1940, as amended.
•	"Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance witha predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

•	"Beneficial interest" shall be interpreted in the same manner as it would be under Rule 16a- 1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has a beneficial interest in a security for purposes of Section 16 of such Act and the rules and regulations thereunder.
•	"Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a- 1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.
•	"Chief Compliance Officer" (“CCO”) refers to the Chief Compliance Officer of Dean Investment

Associates, LLC and Dean Financial Services, LLC.

•	"Chief Operating Officer" (“COO”) refers to the Chief Operating Officer of Dean Investment

Associates, LLC, Dean Financial Services, LLC, or C.H. Dean, LLC.

•	"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.
•	“Federal Securities Laws” means the Securities Act of 1933; the Sarbanes-Oxley Act of 2002; the Investment Company Act of 1940; the Investment Advisers Act of 1940; Title V of the Gramm- Leach-Bliley Act; any rules adopted by the SEC under any of these statutes; the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted thereunder by the SEC or the Department of Treasury.
•	"Front-running" can occur when an individual purchases at a lower price or sells at a higher price before (i) execution of a significant securities transaction by some purchaser or seller in a size sufficient to move the market or (ii) issuance or change in an investment adviser's securities recommendation to purchase or sell a security while in possession of material nonpublic information.
•	"Initial public offering" (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.
•	"Inside information" means non-public information (i.e., information that is not available to investors generally) that if disclosed there is a substantial likelihood that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security or would view it as having significantly altered the 'total mix' of information available.
•	"Insider" is broadly defined as it applies to Dean Investment Associates, LLC and Dean Financial Services, LLC's Insider Trading policy and procedures. It includes our Firm's officers, directors and employees. In addition, a person can be a "temporary insider" if they enter into a special confidential relationship in the conduct of the company's affairs and, as a result, is given access to information solely for Dean Investment Associates, LLC and Dean Financial Services, LLC's purposes. A temporary insider can include, among others, Dean Investment Associates, LLC and Dean Financial Services, LLC's attorneys, accountants, consultants, and the employees of such organizations. Furthermore, Dean Investment Associates, LLC and Dean Financial Services, LLC may become a temporary insider of a client it advises or for which it performs other services. If a client expects Dean Investment Associates, LLC and Dean Financial Services, LLC to keep the disclosed non-public information confidential and the relationship implies such a duty, then Dean Investment Associates, LLC and Dean Financial Services, LLC will be considered an insider.

•	"Insider trading" is generally understood to refer to the effecting of securities transactions while in possession of material, non-public information (regardless of whether one is an "insider") or to the communication of material, non-public information to others.
•	"Limited offering" means an offering of securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(5) or pursuant to Rule 504, 505, or Rule 506 under the Securities Act of 1933.
•	"Reportable fund" means any registered investment company, i.e., mutual fund, for which our Firm, or a control affiliate, acts as investment adviser or sub-adviser, as defined in Section 2(a)(20) of the Investment Company Act, or principal underwriter.
•	"Reportable security" means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless Dean Investment Associates, LLC and Dean Financial Services, LLC or a control affiliate acts as the investment adviser or principal underwriter for the fund; (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless Dean Investment Associates, LLC and Dean Financial Services, LLC or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (vi) 529 Plans, unless Dean Investment Associates, LLC and Dean Financial Services, LLC or a control affiliate manages, distributes, markets or underwrites the 529 Plan or the investments (including a fund that is defined as a reportable fund under Rule 204A-1) and strategies underlying the 529 Plan that is a college savings plan.
•	"Supervised person" means any directors, officers and partners of Dean Investment Associates, LLC and Dean Financial Services, LLC (or other persons occupying a similar status or performing similar functions); employees of Dean Investment Associates, LLC and Dean Financial Services, LLC; and any other person who provides advice on behalf of Dean Investment Associates, LLC and Dean Financial Services, LLC and is subject to Dean Investment Associates, LLC and Dean Financial Services, LLC's supervision and control.

Standards of Business Conduct

The following Standards of Business Conduct set forth policies and procedures applicable to all supervised persons of Dean Investment Associates, LLC and Dean Financial Services, LLC. This Code is intended to comply with the various provisions of the Advisers Act and also requires that all supervised persons comply with the applicable provisions of the Federal Securities Laws.

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers.

Such policies and procedures are contained in this Code. The Code also contains policies and procedures with respect to personal securities transactions of all Dean Investment Associates, LLC and Dean Financial Services, LLC's access persons as defined herein. These procedures cover transactions in a reportable security in which an access person has a beneficial interest in or accounts over which the access person exercises control as well as transactions by members of the access person’s immediate family and/or household.

Section 206 of the Advisers Act makes it unlawful for Dean Investment Associates, LLC and Dean Financial Services, LLC or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices. This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, and the Federal Securities Laws, as applicable.

Protecting the Confidentiality of Client Information

Confidential Client Information

In the course of investment advisory activities of Dean Investment Associates, LLC and Dean Financial Services, LLC, the Firm gains access to nonpublic information about its clients. Such information may include a person's status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by Dean Investment Associates, LLC and Dean Financial Services, LLC to clients, and data or analyses derived from such non-public personal information (collectively referred to as 'Confidential Client Information'). All Confidential Client Information, whether relating to Dean Investment Associates, LLC and Dean Financial Services, LLC's current or former clients, is subject to the Code's policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure of Confidential Client Information

All information regarding Dean Investment Associates, LLC and Dean Financial Services, LLC's clients is confidential. Information may only be disclosed when the disclosure is consistent with the Firm's policy and the client's direction. Dean Investment Associates, LLC and Dean Financial Services, LLC does not share Confidential Client Information with any third parties, except in the following circumstances:

•	as necessary to provide service(s) that the client requested or authorized, or to maintain and service the client's account;
•	as required by regulatory authorities or law enforcement officials who have jurisdiction over Dean Investment Associates, LLC and Dean Financial Services, LLC, or as otherwise required by any applicable law; and
•	to the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilities

All supervised persons are prohibited, either during or after the termination of their employment with Dean Investment Associates, LLC and Dean Financial Services, LLC, from disclosing Confidential Client Information to any person or entity outside the Firm, including family members, except under the circumstances described above. A supervised person is permitted to disclose Confidential Client Information only to such other supervised persons who need to have access to such information to deliver the Dean Investment Associates, LLC and Dean Financial Services, LLC's services to the client.

Supervised persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with Dean Investment Associates, LLC and Dean Financial Services, LLC, must return all such documents to Dean

Investment Associates, LLC and Dean Financial Services, LLC.

Any supervised person who violates the non-disclosure policy described above shall be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and Dean Investment Associates, LLC and Dean Financial Services, LLC to stringent penalties. Criminal sanctions may include the imposition of a monetary fine and/or imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order censuring, suspending or permanently barring you from the securities industry. Finally, supervised persons and Dean Investment Associates, LLC and Dean Financial Services, LLC may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by supervised persons of Dean Investment Associates, LLC and Dean Financial Services, LLC and their immediate family members.

General Policy

No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by Dean Investment Associates, LLC and Dean Financial Services, LLC), while in the possession of material, nonpublic information, nor may any personnel of Dean Investment Associates, LLC and Dean Financial Services, LLC communicate material, nonpublic information to others in violation of the law.

1.	What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company's securities. Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

2.  What is Nonpublic Information?

Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through the Internet, a public filing with the SEC or some other government agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3.	Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by Dean Investment Associates, LLC and Dean Financial Services, LLC ("Client Accounts"), you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

•	Report the information and proposed trade immediately to the CCO.
•	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the Firm.
•	Do not communicate the information inside or outside the Firm, other than to the CCO.
•	After the CCO has reviewed the issue, the Firm shall determine whether the information is material and nonpublic and, if so, whataction the Firm will take.

You should consult with the CCO before taking any action. This high degree of caution will protect you, our clients, and the Firm.

Preclearance

Dean Investment Associates, LLC and Dean Financial Services, LLC has instituted a policy whereby access persons are prohibited from purchasing or selling any reportable securities for a covered account unless preclearance for each such transaction is granted by the CCO or other designee. Clearance for such transactions must be obtained by contacting the CCO with information regarding the requested security transaction. An access person may, directly or indirectly, purchase or dispose of beneficial ownership of such reportable securities only if such purchase or sale has been approved by the CCO or his or her designee and the approved transaction is completed within three days of preclearance being granted. If, however, the trade is not executed within the trade window, the approval lapses and the request for the proposed transaction must be resubmitted. Any questions should be directed to either the CCO or other designee. An access person is permitted, without obtaining preclearance, to purchase or sell any exempt (non-reportable) security.

The CCO or other designee monitors transactions by all access persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of front-running. Advance trade clearance in no way waives or absolves any access person of the obligation to abide by the provisions, principles and objectives of this Code.

Exceptions to Preclearance

The general preclearance requirement does not apply to the transactions listed below. There are no exceptions to the preclearance requirement for investments in Initial Public Offerings and Limited Offerings.

•	Purchases and sales for accounts that are managed by the Company;
•	Purchases and sales for retirement plans sponsored by the Company (which are not self- directed);
•	Purchases and sales for retirement plans sponsored by the employer of a family member of an access person (which are not self-directed);
•	Purchases and sales of U.S. Government securities, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, shares issued by open-end funds other than the funds where Dean Investment Associates, LLC or a control affiliate acts as the investment adviser, interest in exchange- traded funds and money market accounts;

•	Purchases and sales of municipal securities (other than those issued by the Company’s clients); and

•	Purchases and sales of “large cap securities” or options on “large cap securities.”

The term “large cap securities” means securities when the issuer of the securities has a market capitalization greater than $3.5 billion. Market capitalization will be calculated by multiplying the number of outstanding shares of the issuer by the current price per share.

In addition, the general preclearance requirement does not apply to any purchase or sale of a security effected in a discretionary account maintained by an access person if:

•	The discretionary account is maintained with a third-party broker/dealer who has complete discretion to execute transactions in the account or with an investment adviser who has complete discretion to execute transactions in the account;
•	The Access Person does not know that the broker/dealer or investment adviser intends to purchase or sell, or is considering purchasing or selling, the security for the access person’s account; and
•	The access person does not directly or indirectly influence the decision of the broker/dealer or investment adviser to purchase or sell of the security.

There are no exceptions to the preclearance requirement for investments in Initial Public Offerings and Limited Offerings even if such investments are effected in a discretionary account maintained by an Access Person.

Personal Securities Transactions

General Policy

Dean Investment Associates, LLC and Dean Financial Services, LLC has adopted the following principles governing personal investment activities by Dean Investment Associates, LLC and Dean Financial Services, LLC's access persons:

•	the interests of client accounts shall at all times be placed first;
•	all personal securities transactions shall be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

•         access persons must not take inappropriate advantage of their positions. The Code of Ethics rule mandates pre-approval of the following types ofinvestments:

Preclearance Required for Participation in IPOs

No access person shall acquire any beneficial ownership in any securities in an Initial Public Offering (IPO) for his or her account, as defined herein without the prior written approval of the CCO and/or his or her designee who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the access person's activities on behalf of a client) and, if approved, shall be subject to continuous monitoring for possible future conflicts.

Preclearance Required for Private or Limited Offerings

No access person shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of the CCO and/or his or her designee who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the access person's activities on behalf of a client) and, if approved, shall be subject to continuous monitoring for possible future conflicts.

Compliance Procedures

1.	Initial Holdings Report (Exhibit A)

Every access person shall, no later than ten (10) days after the person becomes an access person, file an initial holdings report containing the following information:

•	the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares and principal amount of each reportable security in which the access person had any direct or indirect beneficial interest ownership when the individual becomes an access person;
•	the account name and the name of any broker, dealer or bank, with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and
•	the date that the report is submitted by the accessperson.

The information submitted must be current as of a date no more than forty-five (45) days before the person became an access person.

2.	Annual Holdings Report (Exhibit B)

Every access person shall file an annual holdings report containing the same information required in the initial holdings report as described above. The information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

3.	Quarterly Transaction Reports (Exhibit C)

Every access person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information:

With respect to any transaction during the quarter in a reportable security in which the access person had any direct or indirect beneficial ownership:

•	the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each reportable security;
•	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
•	the price of the reportable security at which the transaction waseffected;
•	the name of the broker, dealer or bank with or through whom the transaction was effected; and
•	the date the report is submitted by the accessperson.

4.	Exempt Transactions

An access person need not submit a report with respect to:

•	transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;
•	transactions effected pursuant to an automatic investment plan, e.g., a dividend retirement plan;
5.	Monitoring and Review of Personal Securities Transactions

The CCO, or such other individual(s) designated in this Code of Ethics, shall monitor and review all reports required under the Code for compliance with Dean Investment Associates, LLC and Dean Financial Services, LLC's policies regarding personal securities transactions and applicable Federal Securities Laws. The CCO may also initiate inquiries of access persons regarding personal securities trading. Access persons are required to cooperate with such inquiries and any monitoring or review procedures employed by Dean Investment Associates, LLC and Dean Financial Services, LLC. Any transactions for any accounts of the CCO shall be reviewed and approved by the President or COO. The CCO shall at least annually identify all access persons who are required to file reports pursuant to the Code and shall inform such access persons of their reporting obligations.

6.	Education

As appropriate, Dean Investment Associates, LLC and Dean Financial Services, LLC will provide employees with periodic training regarding the Firm's Code of Ethics and related issues to remind employees of their obligations, and/or in response to amendments and regulatory changes.

7.	General Sanction Guidelines

It should be emphasized that all required filings and reports under the Firm's Code of Ethics shall be monitored by the CCO or such other individual(s) designated in the Code. The CCO shall receive and review report(s) of violations periodically. Violators may be subject to an initial written notification, while a repeat violator shall receive reprimands including administrative warnings, heightened supervision, suspension or limitations of personal trading privileges, demotions, suspensions, a monetary fine, or dismissal of the person involved.

These are guidelines only, allowing Dean Investment Associates, LLC and Dean Financial Services, LLC to apply any appropriate sanction depending upon the circumstances, up to and including dismissal.

Personal Securities Trading Limitations

As previously stated, Dean Investment Associates, LLC and Dean Financial Services, LLC's fiduciary duty to clients and the obligation of all Firm employees to uphold that fundamental duty, includes the duty to place the interests of clients first. As such, Dean Investment Associates, LLC and Dean Financial Services, LLC expects all employees to work diligently in meeting client expectations and fulfilling their job responsibilities.

Although Dean Investment Associates, LLC and Dean Financial Services, LLC's policy does not impose strict limitations as to the number of transactions an access person is permitted to execute during a defined timeframe, the scope and volume of personal trading by access persons shall be periodically assessed. The Firm also recognizes that excessive trading may impede the ability of an individual to fulfill his or her primary obligation to our clients. In such circumstances Dean Investment Associates, LLC and Dean Financial Services, LLC retains the discretionary authority to impose limitations on the personal trading activities of the access person. Furthermore, and as part of Dean Investment Associates, LLC and Dean Financial Services, LLC's oversight and monitoring of personal trading by access persons, the Firm may impose heightened supervision and or trading restrictions on an access person if it believes that such actions are warranted.

Interested Transactions

No supervised person shall recommend any securities transactions for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

•	any direct or indirect beneficial ownership of any securities of suchissuer;
•	any contemplated transaction by such person in such securities;
•	any position with such issuer or its affiliates; and
•	any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significantinterest.

Approval of Outside Business Activities

Any employment or other outside activity by Dean Investment Associates, LLC and/or Dean Financial Services, LLC supervised persons may result in possible conflicts of interests for the individual and/or for either of the firms and should be reviewed and approved by the CCO and COO prior to the person engaging in such activity. Outside activities, which must be reviewed and approved prior to engagement (or for new employees, before continuing with), include activities such as the following:

•	Being employed or compensated by any other entity;
•	Active participation in any other business including part-time, evening or weekend employment;
•	Serving as an officer, director, partner, etc., in any other entity, including publicly traded companies and not-for-profit organizations;
•	Ownership interest in any non-publicly traded company or other private investments;
•	Any public speaking or writing activities;
•	Engaging or participating in any investment or business transaction or venture with a Dean Investment Associates, LLC or Dean Financial Services, LLC client; and
•	Serving as a trustee or executor for a Dean Investment Associates, LLC or Dean Financial Services, LLC client.

Before engaging in any of the above-listed activities, the supervised person involved must obtain written approval from the CCO and COO so that a determination may be made that the activities do not interfere with any of the supervised person’s responsibilities at Dean Investment Associates, LLC or Dean Financial Services, LLC and any conflicts of interests relative to such activities may be addressed. (Certain Form ADV disclosures and amendments may also be required).

All Dean Investment Associates, LLC and Dean Financial Services, LLC supervised persons (upon hire and annually thereafter) are required to complete and submit the Outside Business Activity Notification Form, (See Exhibit D).

Where board service or an officer position is approved, and to the extent determined necessary, Dean Investment Associates, LLC and Dean Financial Services, LLC may implement a "Chinese Wall" or other appropriate procedure to isolate such person from making decisions relating to the company’s securities.

Gifts and Entertainment

Giving, receiving or soliciting gifts or entertainment in a business setting may create an appearance of impropriety or may raise a potential conflict of interest. Dean Investment Associates, LLC and Dean Financial Services, LLC has adopted the policies set forth below to guide supervised persons in this area.

General Policy

Dean Investment Associates, LLC’s and Dean Financial Services, LLC's policy with respect to gifts and entertainment is as follows:

•	giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest;
•	no supervised person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does, or seeks to do, business with or on behalf of Dean Investment Associates, LLC and Dean Financial Services, LLC;
•	supervised persons should not accept or provide any gifts, entertainment or favors that might influence the decisions you or the recipient must make in business transactions involving Dean Investment Associates, LLC and Dean Financial Services, LLC, or that others might reasonably believe would influence those decisions;
•	modest gifts, entertainment and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis. Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible; and
•	where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts or entertainment of even nominal value, the law or rule must be followed, by way of example, ERISA plan fiduciaries are prohibited from receiving gifts and entertainment in an amount greater than $250 annually.

Reporting Requirements

•	Any supervised person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of Dean Investment Associates, LLC and Dean Financial Services, LLC, including gifts, entertainment or gratuities with a value in excess of $250 per year* must obtain consent from the CCO or alternate designee before accepting such gift or entertainment.
•	Dean Investment Associates, LLC and Dean Financial Services, LLC's policy prohibits supervised person seeking to provide or offer any gift to existing clients, prospective clients, or any person or entity that does business with or on behalf of Dean Investment Associates, LLC and Dean Financial Services, LLC without obtaining pre-approval from the CCO, COO or alternate designee.
•	These pre-approval requirements do not apply to bona fide dining or bona fide entertainment if,

during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with Dean Investment Associates, LLC and Dean Financial Services, LLC, but reporting must be made of any entertainment/dining received from, or provided to, an entity or individual the value of which is in excess of $250 on an annual cumulative basis.

•	The gift reporting requirements are for the purpose of helping Dean Investment Associates, LLC and Dean Financial Services, LLC monitor the activities of its employees. However, the reporting of a gift does not relieve any supervised person from the obligations and policies set forth in this Section or anywhere else in this Code. If you have any questions or concerns about the appropriateness of any gift or entertainment, please consult the CCO.

Reporting Violations and Sanctions

All supervised persons shall promptly report to the CCO all apparent or potential violations of the Code. Any retaliation for the reporting of a violation under this Code shall constitute a violation of the Code.

The CCO shall promptly report to senior management all apparent material violations of the Code. When the CCO finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed. Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the Firm.

Provision of the Code Upon Request

Pursuant to the requirements of Form ADV Part 2A, Dean Investment Associates, LLC and Dean Financial Services, LLC offers to provide a complete copy of the firms’ Code of Ethics to any client upon request. Any supervised person who receives such a request for a copy of the Code of Ethics should forward that request to the CCO. The CCO is ultimately responsible for responding to any client request for the Firm’s Code of Ethics.

Records

The CCO shall maintain and cause to be maintained in a readily accessible place the following records:

•	a copy of any Code of Ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;
•	a record of any violation of Dean Investment Associates, LLC and Dean Financial Services, LLC's Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violationoccurred;
•	a record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a supervised person which shall be retained for five years after the individual ceases to be a supervised person of Dean Investment Associates, LLC and Dean Financial Services, LLC;

•	a copy of each report made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of thesereports;
•	a list of all persons who are, or within the preceding five years have been, accesspersons; and
•	a record of any decision and reasons supporting such decision to approve an access persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

Acknowledgement

Initial Acknowledgement (Exhibit E)

All supervised persons shall be provided with a copy of the Code and must initially acknowledge in writing to the CCO that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and if applicable (iv) reported all accounts and holdings as required by the Code.

Acknowledgement of Amendments (Exhibit E)

All supervised persons shall receive any amendments to the Code and must acknowledge to the CCO in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment;

(iii) and agreed to abide by the Code as amended.

Annual Acknowledgement (Exhibit E)

All supervised persons must annually acknowledge in writing to the CCO that they have: (i) read and understood all provisions of the Code; (ii) complied with all requirements of the Code; and, if applicable,

(iii)	submitted all holdings and transaction reports as required by the Code.

Further Information

Supervised persons should contact the CCO regarding any inquiries pertaining to the Code or the policies established herein.

EXHIBIT A

Compliance Review:	__________________

INITIAL HOLDINGS REPORT

Instructions:

The Initial Holdings Report must be submitted to the Compliance Officer no later than 10 days after you become an Access Person and must reflect holdings as of the date you became an Access Person.

Refer to the Code of Ethics for a description of the securities and accounts that you must include in this Report.

You are not required to list holdings in direct obligations of the U.S. Government, shares issued by open-end mutual funds other than the Dean Family of Funds, money market accounts, bank certificates of deposit, bankers’ acceptance, commercial paper, and high-quality short-term debt instruments. You are required to lists interests in exchange-traded funds.

You do not have to include any information in this Report about a security if (1) the information would duplicate the information contained in an account statement that you have attached to this Report and (2) all of the required information is contained in the account statement. RETURN TO Lisa Gross.

Name
Signature
Date Submitted
If you have no information to report, initial here.
If you are attaching account statements, initial here.

Title of Security	Exchange Ticker Symbol or CUSIP Number	Number of Shares or Principal Amount	Name of Account in Which Security Is Held	Name of Broker, Dealer or Bank Where Account Is Maintained	Does a third party have discretion? Yes or No *	Name of Broker or Investment Advisor having Discretion	Your Interest in Account**

EXHIBIT B

Compliance Review:	________________________

ANNUAL HOLDINGS REPORT

Instructions:

The Annual Holdings Report must be submitted to the Compliance Officer by January 30 and must reflect holdings as of December 31 of the prior year.

Refer to the Code of Ethics for a description of the securities and accounts that you must include in this Report.

You are not required to list holdings in direct obligations of the U.S. Government, shares issued by open-end mutual funds other than the Dean Family of Funds, money market accounts, bank certificates of deposit, bankers’ acceptance, commercial paper, and high-quality short-term debt instruments. You are required to lists interests in exchange-traded funds.

You do not have to include any information in this Report about a security if (1) the information would duplicate the information contained in an account statement that you have attached to this Report and (2) all of the required information is contained in the account statement. RETURN TO Deb Rindler.

Name
Signature
Date Submitted
If you have no information to report, initial here.
If you are attaching account statements, initial here.

Title of Security	Exchange Ticker Symbol or CUSIP Number	Number of Shares or Principal Amount	Name of Account in Which Security Is Held	Name of Broker, Dealer or Bank Where Account Is Maintained	Does a third party have discretion? Yes or No *	Name of Broker or Investment Advisor having Discretion	Your Interest in Account**

Compliance Review: ______________

EXHIBIT C

Dean Investment Associates, LLC

Dean Financial Services, LLC

Quarterly Insider Trading Update

Name: _________________________________

Department: ____________________________

Quarter Ending: _________________________

Report all securities trades (including option trades) unless the trade involved a direct obligation of the U.S. Government, shares of an open-end mutual fund other than the Dean Family of Funds, a money market account, a bankers’ acceptance, a bank certificate of deposit, commercial paper or a high quality short-term debt instrument. You are required to list exchange- traded funds. Price for gifts need not be stated unless known. Copies of bank or broker’s statements may be attached instead of listing individual transactions.

You must include your personal securities trades and any trades in which the following persons or entities participated:

•	Your family including your spouse, your minor children and adults living in your household
•	Trusts of which you are a trustee or in which you or your family members have a beneficial interest
•	Accounts in which you or your family members hold a direct or indirect beneficial interest, retain investment authority, or exercise a power of attorney

You are not required to provide information for transactions effected in any account over which you do not have any direct or indirect influence or control.

_       I have no transactions to report

_       I have the following transactions to report.

Please attach a copy of your Confirmation (s).

Date	Name of Security	Ticker Symbol or CUSIP	Interest Rate and Maturity Date	Purchase or Sale	# of Shares or Principal Amount	Price per share	Name of Broker or Bank*

* Where the account is maintained/through which the trade was executed

If you established a new account in which any securities were held during the quarter for your direct or indirect benefit, provide the name of the broker, dealer or bank with whom you established the account and the date on which you established the account:

Signature:	Date:

EXHIBIT D

DEAN INVESTMENT ASSOCIATES, LLC DEAN FINANCIAL SERVICES, LLC

Outside Business Activity Notification Form

Name of Employee: _____________________________________________________

(Type or Print)

It is important that you notify Dean Investment Associates, LLC and/or Dean Financial Services, LLC (collectively referred to as “Adviser”) if you are, or plan to be, involved in any outside business activity, employment or appointment. This notification must be made prior to engaging in the activity.

Please complete, sign and date this notification form and return it to the Chief Compliance Officer if you are currently seeking to engage in such activities in the future. A copy of this form should be retained for your records and changes should be promptly reported to the Chief Compliance Officer.

1.	Are you currently involved in any business other than Adviser?

NO (Proceed to question 16) YES

2.	Name of business: ____________________________________ Address: ____________________________________ Phone Number: ____________________________________

3.	Nature of business (i.e., registered investment advisor, insurance agency, real estate, etc.). ____________________________________

4.	Does the business activity involve investment activity, having investment discretion or money movement authority? NO YES

If YES, please fully describe. ____________________________________

5.	Are you using a Doing Business As Name (d/b/a) in conjunction with this outside activity? NO YES

6.	Explain the organizational status of this business (i.e., a corporation, partnership, sole proprietorship, LLC, etc.). _____________________________

______________________________________________________________________

List state and date of incorporation/creation: ____________________________________________________

7.	Date of employment: _________________________________________________________

8.	List your title/position: _____________________________________________________

9.	Duties of your position: ___________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

EXHIBIT D

10.	Percentage of your time spent in activities involving the business: _________________________

11.	Names of other employees and positions held in this business: ____________________________

12.	Is this business disclosed on your most current Form U4?

NO       YES

13.	Do you have a financial interest in the business?

NO       YES

If so, what is the total dollar amount of such interest? ____________________________________

14.	How are you compensated by this business? ___________________________________________

15.	Estimated annual income from this business? ___________________________________________

16.	Are you currently an officer, director or hold a similar position in any charitable or non- profit organization?

NO (Proceed to signature & date) YES

17.	Name of organization: ______________________________________ Address: ___________________________________________________ Phone Number______________________________________________

18.	Date of appointment: _____________________________________________________________

19.	List your title/position: _____________________________________________________________

20.	Duties of your position: _____________________________________________________________

__________________________________________________________________________________

21.	Percentage of your time spent in activities involving the organization: _____________________________________________________________________

I authorize Adviser to investigate my outside business activities and contact any entities or individuals affiliated with such outside business activities. Furthermore, I authorize these entities or individuals to release to Adviser any information that it requests about my employment, affiliation and/or activities with this organization.

The foregoing is true and correct.

_________________________________	_________________________________	_________________________________
Printed Name	Signature	Date

EXHIBIT D

Received and Reviewed:

Notes/comments/verifications: _______________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

_________________________________	_________________________________
CHIEF COMPLIANCE OFFICER	Date

_________________________________	_________________________
CHIEF OPERATING OFFICER	Date

EXHIBIT E CERTIFICATION

I, _________________________________, have read and understand the Code of Ethics and Insider Trading Policy of Dean Investment Associates LLC and Dean Financial Services LLC, which contains policies and procedures to maintain and promote adherence to ethical standards, and to detect and prevent insider trading. I agree to comply fully with the policies and procedures.

I understand that any violation of the Code or the Policy, or failure to comply with the policies and procedures, could result in my immediate dismissal, and may also subject me, my family, the Dean entities, their directors or trustees, their officers and their employees to regulatory, civil and criminal sanction. I understand this information will be held in strictest confidence, and will be used only for the purpose of ensuring compliance with applicable law.

I understand that I will annually submit a Holding Report that contains:

•	Information about securities (including options) in which I have any direct or indirect beneficial interest
•	Information about any accounts in which these securities are held

The Holding Report includes information about securities held by the following persons or entities and information about any accounts in which these securities are held:

•	Accounts of my family including my spouse, my minor children and adults living in my household
•	Trusts of which I am a trustee or in which I or my family members have a beneficial interest
•	Accounts in which I or my family members hold a direct or indirect beneficial interest, retain investment authority or exercise a power of attorney

I certify that all information required to be reported by me in a Holdings Report or a Quarterly Transactions Report has been reported to the Compliance Officer.

As part of my compliance with the policy and procedures, I understand I must:

•	Immediately advise the Compliance Officer of any change in the account information contained in the Holdings Report; and
•	Arrange to have duplicate confirmations sent to the Compliance Officer of all securities transactions, other than those excepted from the reporting requirements, conducted in the accounts shown in the attached Holdings Report or similar accounts that may be added in future Holdings Report. I understand that these duplicate confirmations must be sent to the Compliance Officer no later than 10 days after the transaction.

_________________________________	_________________________________	_________________________________
Printed Name	Signature	Date